Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Armata Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Other(2)	13,500,000	$3.87	$52,245,000	.0000927	$4,843.11
	Other	Warrants	Other(3)	—	—	—	—	(3)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$52,245,000		$4,843.11
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$4,843.11

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholder named herein of up to 13,500,000 shares of its common stock, which includes 4,500,000 shares of common stock issuable upon exercise of warrants. The securities being registered herewith were initially issued pursuant to the Securities Purchase Agreement, dated as of February 9, 2022, by and between the Registrant and the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the NYSE American on May 12, 2022, a date within five business days prior to the filing of this Registration Statement.
(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.